Exhibit 10(bb)

                          THE SUMMIT MEDIA GROUP, INC.
                          1414 Avenue of the Americas
                            New York, New York 10019


                             As of January 1, 1997


Mr. Sheldon Hirsch
28 Doral Court
New City, New York 10956

Dear Mr. Hirsch:

         This is to confirm our agreement that, effective as of January 1, 1997, the Employment Agreement between us dated as of January 1, 1995 (the "Agreement") is amended as follows:

1. Section 1.01 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                  1.01 Term. Company hereby employs Executive, and Executive hereby accepts employment with Company with the duties hereinafter set forth, for a period commencing on January 1, 1995 and ending December 31, 2000 subject, however, to earlier termination in accordance with the provisions of this Agreement. This Agreement shall automatically renew on a year-to-year basis unless terminated by either party hereto giving written notice to the other at least 90 days prior to December 31, 2000 or any December 31 thereafter.

        2. In all other respects, the Agreement shall continue in full force and effect in accordance with its original terms.

         If the foregoing sets forth a correct statement of our agreement, please sign the duplicate hereof in the place indicated and return it to us.

                                            Sincerely,

                                            THE SUMMIT MEDIA GROUP, INC.



                                            By
                                                Alfred R. Kahn, Chairman
ACCEPTED AND AGREED:



     Sheldon Hirsch